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                                   EXHIBIT 99

                                     PROXY

                         LAKEVIEW FINANCIAL CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS
                           ___________________, 1997



     The undersigned acknowledges receipt of notice of a Special Meeting of Shareholders of Lakeview Financial Corporation to be held on _____________, 1997, and a Prospectus and Proxy Statement dated ____________, 1997, and hereby appoints _______________ and ________________, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in Lakeview Financial Corporation at the Special Meeting of its Shareholders to be held on _____________, 1997, and at any adjournment thereof.


1.   FOR       AGAINST   ABSTAIN
     [_]         [_]       [_]

Approval of the Agreement and Plan of Merger dated April 17, 1997, between Lakeview Financial Corporation and Firstbank Corporation contained and described in the Prospectus and Proxy Statement dated ___________, 1997. (Your Board of Directors recommends a vote "FOR" this proposal.)

2. As said proxies in their discretion may determine upon all other matters that properly may be presented at the meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.


     Please execute and return this Proxy to Lakeview Financial Corporation at 506 Lincoln Avenue, P.O. Box 409, Lakeview, Michigan 48850, not later than _____________, 1997. Please sign exactly as your name(s) appear(s) below. Joint owners should each sign this Proxy personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate.


                              Dated:_____________________________________, 1997


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                      THIS PROXY IS SOLICITED BY THE BOARD
                 OF DIRECTORS OF LAKEVIEW FINANCIAL CORPORATION